EXHIBIT 32.1
Certification by the Principal Executive Officer of
Enesco Group, Inc.
Pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)
     I, Cynthia Passmore-McLaughlin, am President and Chief Executive Officer of Enesco Group, Inc. (the “Company”).
     This certification is being furnished pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005 (the “Report”).
     I hereby certify that to the best of my knowledge:
     (a)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78 m(a) or 78 o(d)); and
     (b)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
     Company.

Date: November 9, 2005
/s/ Cynthia Passmore-McLaughlin
Cynthia Passmore-McLaughlin
President and Chief Executive Officer